Exhibit 23a - Consent of Auditors

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lincoln Benefit Life Company (the "Company") on Form S-3 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedule of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000, to its use in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Company), which is part of the Registration Statement No. 333-61146 on Form N-4 of Lincoln Benefit Life Variable Annuity Account (the "Account"), to the use of our report dated March 16, 2001 relating to the financial statements of the Account also appearing in such Statement of Additional Information and to the references to us under the heading "Experts" in such Prospectuses and Statement of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
July 31, 2001